UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 22, 2005

Wal-Mart Stores, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street

Bentonville, Arkansas 72716

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 22, 2005, Wal-Mart Stores, Inc. (“Wal-Mart”) entered into a Retirement Agreement with Thomas M. Coughlin, Vice Chairman of the Board of Directors (the “Board”) of Wal-Mart. The Retirement Agreement, which was reviewed and approved by the Compensation, Nominating and Governance Committee of the Board, provides certain conditional benefits to Mr. Coughlin following his retirement from Wal-Mart, which was effective on January 24, 2005. Mr. Coughlin will continue to serve on Wal-Mart’s Board through the Annual Shareholders’ Meeting on Friday, June 3, 2005.

The Retirement Agreement reaffirms Mr. Coughlin’s obligations under a pre-existing two-year “Non-Competition Agreement” with Wal-Mart, which provides for the continuation of Mr. Coughlin’s current annual base salary for two years following the date of his retirement. In addition, under the Retirement Agreement, Mr. Coughlin has agreed, among other things, to continue his obligation not to compete with Wal-Mart for an additional five-year period (through January 24, 2012). The Retirement Agreement further provides that Mr. Coughlin will not forfeit 186,407 shares of unvested restricted stock that would have otherwise expired on his retirement under the terms of the restricted stock award agreements. The Retirement Agreement provides that those shares of restricted stock will be eligible to vest in 20% increments over five years beginning on January 24, 2008 and ending on January 24, 2012. All shares of unvested restricted stock are subject to immediate forfeiture if Mr. Coughlin violates his obligations not to compete or other obligations with respect to cooperation and confidentiality.

In addition, Mr. Coughlin will be eligible to receive a pro-rated portion of any incentive payment earned under Wal-Mart’s Management Incentive Plan, as amended, for the fiscal year ending January 31, 2005. Finally, beginning in July 2006, Wal-Mart will provide Mr. Coughlin and members of his family with certain medical benefits.

A copy of the Retirement Agreement is filed as Exhibit 10.1 to this current report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Retirement Agreement between Wal-Mart Stores, Inc. and Thomas M. Coughlin, Vice Chairman of the Board of Directors of Wal-Mart Stores, Inc., dated January 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2005

WAL-MART STORES, INC.

By:	/s/ Jeffrey J. Gearhart
Jeffrey J. Gearhart.
Vice President and General Counsel, Corporate

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Retirement Agreement between Wal-Mart Stores, Inc. and Thomas M. Coughlin, Vice Chairman of the Board of Directors of Wal-Mart Stores, Inc., dated January 22, 2005